Exhibit 23.1


Abraxas Petroleum Corporation
San Antonio, Texas

We consent to the use in the Registration Statement No. on Form S-4 of Abraxas Petroleum Corporation of our report dated February 13, 2004, relating to the consolidated financial statements of Abraxas Petroleum Corporation, which is contained in that Form S-4.

We also consent to the reference to us under the caption "Experts" in the Form S-4.



/s/BDO Seidman LLP
BDO Seidman, LLP
Dallas, Texas

December 3, 2004




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                                                                   Exhibit 23.2





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Abraxas Petroleum Corporation on Form S-4 of our report dated March 10, 2003, July 18, 2003, as to
Note 19 and the first paragraph of "New Accounting Pronouncements" in Note 1, (which report expresses an unqualified opinion and includes two explanatory paragraphs referring to the subsequent events described in Note 2 and the restatement described in Note 19), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/Deloitte & Touche LLP

Deloitte & Touche LLP
San Antonio, Texas
December 2, 2004
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                                                                    Exhibit 23.3



                       Consent of DeGolyer and MacNaughton


         We hereby consent to the incorporation in the "Reserves Information" section and "Experts" section of your Registration Statement on Form S-4 of the references to DeGolyer and MacNaughton and to the use by reference of information contained in our "Appraisal Report as of December 31, 2003 on Certain Properties owned by Abraxas Petroleum Corporation," "Appraisal Report as of December 31, 2003 on Certain Properties owned by Grey Wolf Exploration Inc. in Canada," "Appraisal Report as of December 31, 2002 on Certain Properties owned by Abraxas Petroleum Corporation," "Appraisal Report as of December 31, 2002 on Certain Properties owned by Grey Wolf Exploration Inc. in Canada," and "Appraisal Report as of December 31, 2001 on Certain Properties owned by Abraxas Petroleum Corporation" (our Reports). However, since the crude oil, condensate, natural gas liquids, and natural gas reserves estimates set forth in our Reports have been combined with reserves estimates of other petroleum consultants or those estimated by Abraxas, we are necessarily unable to verify the accuracy of the reserves estimates contained in the aforementioned Annual Report.

                           /S/ DeGolyer and MacNaughton



Dallas, Texas
December 3, 2004



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                                                                    Exhibit 23.4


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We hereby consent to the reference to our firm under the caption "Business--Reserves Information" and "Experts" in the Registration Statement on Form S-4 (the "Registration Statement") of Abraxas Petroleum Corporation.



                  /s/ McDaniel & Associates Consultants, Ltd.




Calgary, Alberta
December 2, 2004

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